EXHIBIT 99.7

SUPPLEMENTAL INTERIM FINANCIAL STATEMENTS

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

SUPPLEMENTAL CONSOLIDATED BALANCE SHEET

(in thousands, except unit amounts)

(Unaudited)

June 30,
2009
ASSETS
Current assets:
Cash and cash equivalents	$34,262
Accounts receivable	12,439
Inventories	805
Prepaid expenses	120
Derivatives	29,363
Total current assets	76,989
Property, plant and equipment, at cost:
Oil and gas properties, using the successful efforts method of accounting:
Proved properties	305,485
Accumulated depletion, depreciation and amortization	(107,551)
Total property, plant and equipment	197,934
Deferred income taxes	360
Other assets:
Derivatives	39,308
Other, net	698
$315,289

LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
Accounts payable:
Trade	$4,799
Due to affiliates	365
Income taxes payable to affiliate	710
Deferred income taxes	370
Derivatives	266
Asset retirement obligations	620
Total current liabilities	7,130

Derivatives	116
Asset retirement obligations	5,660
Partners' equity:
Owner's net equity	60,934
General partner's interest – 30,039 general partner units issued and outstanding at June 30, 2009	159
Limited partners' interest – 30,008,700 common units issued and outstanding at June 30, 2009	123,514
Accumulated other comprehensive income – deferred hedge gains, net of tax	117,776
Total partners' equity	302,383
Commitments and contingencies
$315,289

The supplemental financial information included herein has been prepared by management without audit by independent registered public accountants.

The accompanying notes are an integral part of these supplemental consolidated financial statements.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit amounts)

(Unaudited)

	Six Months Ended June 30,
	2009	2008
Revenues:
Oil and gas	$76,603	$99,475
Interest and other	174	9
	76,777	99,484
Costs and expenses:
Oil and gas production	16,508	18,511
Production and ad valorem taxes	4,731	7,449
Depletion, depreciation and amortization	7,181	5,226
General and administrative	2,641	3,391
Accretion of discount on asset retirement obligations	242	72
Interest	380	236
Derivative loss, net	32,460	-
	64,143	34,885

Income before taxes	12,634	64,599
Income tax provision	(118)	(677)
Net income	$12,516	$63,922

Allocation of net income:
Net income applicable to the Partnership Predecessor	$2,262	$48,036
Net income applicable to the Partnership	10,254	15,886
Net income	$12,516	$63,922

Allocation of net income applicable to the Partnership:
General partner's interest in net income	$10	$16
Limited partners' interest in net income	10,244	15,870
Net income	$10,254	$15,886

Net income per common unit - basic and diluted	$0.34	$0.53

Weighted average common units outstanding - basic and diluted	30,009	30,009

The supplemental financial information included herein has been prepared by management without audit by independent registered public accountants.

The accompanying notes are an integral part of these supplemental consolidated financial statements.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

SUPPLEMENTAL CONSOLIDATED STATEMENT OF PARTNERS' EQUITY

(in thousands)

(Unaudited)

	General Partner	Limited Partner	Owner's	General	Limited	Accumulated Other	Total
	Units	Units	Net	Partner's	Partners'	Comprehensive	Partners'
	Outstanding	Outstanding	Equity	Equity	Equity	Loss	Equity

Balance as of December 31, 2008	30	30,009	$62,729	$179	$143,280	$141,643	$347,831

Net income applicable to the Partnership Predecessor	-	-	2,262	-	-	-	2,262
Net distributions to owner	-	-	(4,057)	-	-	-	(4,057)
Cash distributions to partners	-	-	-	(30)	(30,010)	-	(30,040)
Net income applicable to the Partnership	-	-	-	10	10,244	-	10,254
Other comprehensive income, net of tax:	-	-	-				-
Hedge fair values changes, net	-	-	-	-	-	11,509	11,509
Net hedge gains included in net income	-	-	-	-	-	(35,376)	(35,376)

Balance as of June 30, 2009	30	30,009	$60,934	$159	$123,514	$117,776	$302,383

The supplemental financial information included herein has been prepared by management without audit by independent registered public accountants.

The accompanying notes are an integral part of these supplemental consolidated financial statements.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2009	2008
Cash flows from operating activities:
Net income	$12,516	$63,922
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion, depreciation and amortization	7,181	5,226
Deferred income taxes	(137)	56
Accretion of discount on asset retirement obligations	242	72
Amortization of debt issuance costs	108	39
Commodity hedge related activity	24,433	(2,824)
Changes in operating assets and liabilities:
Accounts receivable	167	(4,161)
Inventories	1,136	(1)
Prepaid expenses	(15)	(285)
Accounts payable	(6,359)	12,635
Income taxes payable to affiliate	218	(507)
Asset retirement obligations	(389)	(92)
Net cash provided by operating activities	39,101	74,080
Cash flows from investing activities:
Payments of acquisition carrying value	-	(140,540)
Additions to oil and gas properties	(678)	(7,277)
Net cash used in investing activities	(678)	(147,817)
Cash flows from financing activities:
Proceeds from issuance of partnership common units, net of issuance costs	-	163,045
Partner contributions	-	24
Payments for acquisition in excess of carrying value	-	(22,529)
Payments of financing fees	-	(960)
Distributions to unitholders	(30,040)	-
Net distributions to owner	(4,057)	(53,383)
Net cash provided by (used in) financing activities	(34,097)	86,197
Net increase in cash and cash equivalents	4,326	12,460
Cash and cash equivalents, beginning of period	29,936	1
Cash and cash equivalents, end of period	$34,262	$12,461

The supplemental financial information included herein has been prepared by management without audit by independent registered public accountants.

The accompanying notes are an integral part of these supplemental consolidated financial statements.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2009	2008

Net income	$12,516	$63,922
Other comprehensive loss:
Hedge activity, net of tax:
Hedge fair value changes, net	11,509	(62,105)
Net hedge gains (losses) included in net income	(35,376)	1,954
Other comprehensive loss	(23,867)	(60,151)
Comprehensive income (loss)	$(11,351)	$3,771

The supplemental financial information included herein has been prepared by management without audit by independent registered public accountants.

The accompanying notes are an integral part of these supplemental consolidated financial statements.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2009

(Unaudited)

NOTE A.	Formation of the Partnership and Description of Business

Pioneer Southwest Energy Partners L.P., a Delaware limited partnership (the "Partnership"), was formed in June 2007 by Pioneer Natural Resources Company (together with its subsidiaries, "Pioneer") to own and acquire oil and gas assets in the Partnership's area of operations. The Partnership's area of operations consists of onshore Texas and eight counties in the southeast region of New Mexico. Prior to the completion on May 6, 2008 of the Partnership's initial public offering of 9,487,500 common units representing limited partner interests (the "Offering"), Pioneer owned all of the general and limited partner interests in the Partnership. Pioneer formed Pioneer Southwest Energy Partners USA LLC, a Texas limited liability company ("Pioneer Southwest LLC"), to hold certain of the Partnership's oil and gas properties located in the Spraberry field in the Permian Basin of West Texas ("Spraberry field"). To effect the Offering, Pioneer (i) contributed to the Partnership a portion of its interest in Pioneer Southwest LLC for additional general and limited partner interests in the Partnership, (ii) sold to the Partnership its remaining interest in Pioneer Southwest LLC for $141.1 million, (iii) sold incremental working interests in certain of the oil and gas properties owned by Pioneer Southwest LLC to the Partnership for $22.0 million, which amount represented the net proceeds from the exercise by the underwriters of the over-allotment option (the transactions referred described in (i), (ii) and (ii) above are referred to in the aggregate as the "2008 IPO Acquisitions" and the transaction referred to in (iii) above is referred to individually as the "Over-allotment Acquisition"), and (iv) caused Pioneer Natural Resources GP LLC (the "General Partner") to contribute $24 thousand to the Partnership to maintain the General Partner's 0.1 percent general partner interest in conjunction with the exercise of the underwriters' over-allotment option. As a result of the transactions described in (i) and (ii) above, Pioneer Southwest LLC became a wholly-owned subsidiary of the Partnership.

On August 31, 2009, the Pioneer Southwest LLC completed the acquisition of additional oil and gas properties in the Spraberry field (the "2009 Acquired Property Interests") pursuant to a Purchase and Sale Agreement having an effective date of July 1, 2009. Associated therewith, Pioneer Southwest LLC paid Pioneer $169.6 million of cash, including customary closing adjustments, and assumed net obligations associated with certain commodity price derivative positions and certain other liabilities that were assigned by Pioneer to Pioneer Southwest LLC (the acquisition of the 2009 Acquired Property Interests and the payment of associated consideration, including liabilities assumed, is referred to herein as the "2009 Acquisition"). See Note J for additional information regarding the 2009 Acquisition.

NOTE B.	Summary of Significant Accounting Policies

Presentation. The 2008 IPO Acquisitions and the 2009 Acquisition represented transactions between entities under common control, similar to a pooling of interests, whereby the assets acquired and the liabilities assumed are combined with those of the Partnership at Pioneer’s historical amounts for all periods presented. Consequently, for all periods prior to their acquisition and assumption by the Partnership, the historical financial position, results of operations, cash flows and changes in owner’s equity of the property interests acquired (the "Partnership Properties") and the liabilities assumed in the 2009 Acquisition (representing periods prior to August 31, 2009) and the 2008 IPO Acquisitions (representing periods prior to May 6, 2008) are referred to herein as the "Partnership Predecessor". Effective with the completion of the Offering on May 6, 2008, references herein to the Partnership are identifying Pioneer Southwest Energy Partners L.P. and its wholly-owned subsidiary, Pioneer Southwest LLC.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2009

(Unaudited)

The following table provides the composition of the historic accounting attributes of the Partnership, as combined with the Partnership Predecessor:

Pioneer Southwest Energy Partners L.P.
Composition of Presented Historic Accounting Attributes

		May 6, 2008 through	January 1, 2009 through
	Prior to May 6, 2008	December 31, 2008	June 30, 2009
2008 IPO Acquisitions	Partnership Predecessor	Partnership	Partnership
2009 Acquisition (a)	Partnership Predecessor	Partnership Predecessor	Partnership Predecessor

______

(a)

The future accounting attributes of the assets acquired and liabilities assumed in the 2009 Acquisition will be combined with the Partnership, representing the Partnership Predecessor for the period from July 1, 2009 through August 31, 2009 and the Partnership thereafter.

The Over-allotment Acquisition and the 2009 Acquisition effected changes in the Partnership as a reporting entity as defined by generally accepted accounting principles in the United States ("GAAP"). The changes in reporting entity have been retrospectively applied to prior periods presented. Consequently, the accompanying supplemental interim financial statements have been recast to include the historical accounting attributes of the 2009 Acquired Property Interests. As a result of the changes, the Partnership’s reported net income increased to $12.5 million and $63.9 million for six months ended June 30, 2009 and 2008, respectively, as compared to $10.3 million and $49.9 million, respectively, previously reported for the same periods.

The Partnership's supplemental consolidated financial statements have been prepared in accordance with Regulation S-X, Article 3 "General instructions as to financial statements" and Staff Accounting Bulletin ("SAB") Topic 1-B "Allocations of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity." Certain expenses of the Partnership Predecessor that were incurred by Pioneer and combined in the accompanying supplemental consolidated financial statements are only indirectly attributable to Pioneer's ownership of the Partnership Properties because Pioneer owns interests in numerous other oil and gas properties. As a result, certain assumptions and estimates were made in order to allocate a reasonable share of such expenses to the Partnership so that the accompanying supplemental consolidated financial statements reflect substantially all the costs of doing business. The allocation and related estimates and assumptions are described more fully in "Allocation of costs."

In the opinion of management, the consolidated financial statements of the Partnership as of June 30, 2009 and for the six months ended June 30, 2009 and 2008 include all adjustments and accruals, consisting only of normal recurring accrual adjustments, which are necessary for a fair presentation of the results for the interim periods. These interim results are not necessarily indicative of results for a full year.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted in the accompanying supplemental interim financial statements pursuant to the rules and regulations of the United States Securities and Exchange Commission. These consolidated financial statements should be read together with the consolidated financial statements and notes thereto included in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2008 and the accompanying Exhibit 99.4.

Principles of consolidation. The supplemental consolidated financial statements of the Partnership include the accounts of the Partnership and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2009

(Unaudited)

Use of estimates in the preparation of financial statements. Preparation of the accompanying supplemental consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Depletion of oil and gas properties and impairment of oil and gas properties, in part, is determined using estimates of proved oil and gas reserves. There are numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures. Similarly, evaluations for impairment of proved oil and gas properties are subject to numerous uncertainties including, among others, estimates of future recoverable reserves and commodity price outlooks. Actual results could differ from the estimates and assumptions utilized.

Cash and cash equivalents. Cash and cash equivalents include cash on hand and depository accounts held by banks.

Pioneer provided cash as needed to support the operations of the Partnership Predecessor and collected cash from sales of production by the Partnership Predecessor. Cash received or paid by the Partnership Predecessor is reflected as a net distribution to owner in the accompanying supplemental consolidated statement of partners' equity.

Inventories. The Partnership's inventories consist of oil held in storage tanks. The Partnership's oil inventories are carried at the lower of average cost or market, on a first-in, first-out basis. Any impairments of inventory are reflected in other expense in the supplemental consolidated statements of operations. As of June 30, 2009, there were no valuation reserve allowances recorded to the Partnership’s inventories. See "Revenue recognition" for information regarding the Partnership's accounting policy for revenue recognition.

Oil and gas properties. The Partnership utilizes the successful efforts method of accounting for its oil and gas properties. Under this method, all costs associated with productive wells and nonproductive development wells, if any, are capitalized while nonproductive exploration costs and geological and geophysical expenditures, if any, are expensed.

Capitalized costs relating to proved properties are depleted using the unit-of-production method based on proved reserves.

Proceeds from the sales of individual properties and the capitalized costs of individual properties sold or abandoned are credited and charged, respectively, to accumulated depletion, depreciation and amortization. Generally, no gain or loss is recognized until the entire amortization base is sold. However, gain or loss is recognized from the sale of less than an entire amortization base if the disposition is significant enough to materially impact the depletion rate of the remaining properties in the depletion base.

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Partnership reviews its long-lived assets to be held and used, including proved oil and gas properties accounted for under the successful efforts method of accounting, whenever events or circumstances indicate that the carrying value of those assets may not be recoverable. If an impairment is indicated based on a comparison of the asset's carrying value to its undiscounted expected future net cash flows, then an impairment charge is recognized to the extent that the asset's carrying value exceeds its fair value. Expected future net cash flows are based on existing proved reserve and production information and pricing assumptions that management believes are reasonable. Any impairment charge incurred is expensed and reduces the Partnership's recorded basis in the asset.

Asset retirement obligations. The Partnership accounts for asset retirement obligations in accordance with SFAS No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2009

(Unaudited)

estimate of the fair value can be made. Under the provisions of SFAS 143, asset retirement obligations are generally capitalized as part of the carrying value of the long-lived assets.

Asset retirement obligation expenditures are classified as cash used in operating activities in the accompanying supplemental consolidated statements of cash flows.

Derivatives and hedging. The Partnership follows the provisions of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 requires the accounting recognition of all derivative instruments as either assets or liabilities at fair value. Derivative instruments that are not hedges must be adjusted to fair value through net income. Under the provisions of SFAS 133, the Partnership may designate a derivative instrument as hedging the exposure to changes in the fair value of an asset or a liability or an identified portion thereof that is attributable to a particular risk (a "fair value hedge") or as hedging the exposure to variability in expected future cash flows that are attributable to a particular risk (a "cash flow hedge"). Both at the inception of a hedge and on an ongoing basis, a fair value hedge must be expected to be highly effective in achieving offsetting changes in fair value attributable to the hedged risk during the periods that a hedge is designated. Similarly, a cash flow hedge must be expected to be highly effective in achieving offsetting cash flows attributable to the hedged risk during the term of the hedge. The expectation of hedge effectiveness must be supported by matching the essential terms of the hedged asset, liability or forecasted transaction to the derivative hedge contract or by effectiveness assessments using statistical measurements. The Partnership's policy is to assess hedge effectiveness at the end of each calendar quarter.

Under the provisions of SFAS 133, changes in the fair value of derivative instruments that are fair value hedges are offset against changes in the fair value of the hedged assets, liabilities or firm commitments through net income. Effective changes in the fair value of derivative instruments that are cash flow hedges are recognized in accumulated other comprehensive income - deferred hedge gains, net of tax ("AOCI - Hedging") in the partners' equity section of the Partnership's balance sheets until such time as the hedged items are recognized in net income. Ineffective portions of a derivative instrument's change in fair value are immediately recognized in earnings.

In accordance with Financial Accounting Standards Board ("FASB") Interpretation No. 39, "Offsetting of Amounts Related to Certain Contracts," the Partnership classifies the fair value amounts of derivative assets and liabilities executed under master netting arrangements as net derivative assets or net derivative liabilities, as the case may be.

Pioneer does not designate derivative hedges to forecasted sales at the well level. Consequently, the Partnership's supplemental consolidated financial statements do not include recognition of hedge gains or losses or derivative assets or liabilities associated with Partnership Properties for periods during which they were owned by the Partnership Predecessor.

Effective February 1, 2009, the Partnership discontinued hedge accounting on all existing commodity derivative instruments, and from that date forward accounts for derivative instruments using the mark-to-market accounting method. Therefore, the Partnership will recognize all future changes in the fair values of its derivative contracts as gains or losses in the earnings of the period in which they occur.

See Notes C and H for a description of the specific types of derivative transactions in which the Partnership participates.

Owner's net equity. Since the Partnership Predecessor was not a separate legal entity, none of Pioneer's debt was directly attributable to its ownership of the Partnership Properties, and no formal intercompany financial arrangement then existed related to the Partnership Predecessor. Therefore, the changes in net assets of the Partnership Predecessor that were not attributable to current period earnings are reflected as increases or decreases to owner's net equity of those periods. Additionally, as debt cannot be specifically ascribed to the Partnership

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2009

(Unaudited)

Predecessor, the accompanying supplemental consolidated statements of operations do not include any allocation of interest expense incurred by Pioneer to the Partnership Predecessor.

Employee benefit plans. The Partnership does not have its own employees. However, a portion of the general and administrative expenses and lease operating expenses allocated to the Partnership Predecessor was noncash stock-based compensation recorded on the books of Pioneer. Subsequent to the Offering, the Partnership began paying its allocated share of general and administrative expenses pursuant to an Administrative Services Agreement, as described in Note E below, and pays an industry standard fee (commonly referred to as a Council of Petroleum Accountants Societies, or "COPAS Fee") with respect to lease operating expenses of the Partnership Properties during periods subsequent to their purchase in the 2008 IPO Acquisitions and the 2009 Acquisition.

Segment reporting. The Partnership's only operating segment is oil and gas producing activities. Additionally, all of the Partnership Properties are located in the United States and all of the related oil, NGL and gas revenues are derived from purchasers located in the United States.

Income taxes. While owned by Pioneer, the operations of the Partnership Predecessor were included in Pioneer’s federal income tax return. The Partnership's operations (exclusive of the Partnership Predecessor operations) are treated as a partnership with each partner being separately taxed on its share of the Partnership's federal taxable income. Therefore, no provision for current or deferred federal income taxes has been provided for in the accompanying supplemental consolidated financial statements. However, the Texas Margin tax was signed into law on May 18, 2006 for tax years beginning on January 1, 2007, which caused the Texas franchise tax to be applicable to numerous types of entities that previously were not subject to the tax, including the Partnership. Accordingly, the Partnership reflects its deferred tax position associated with the future tax effect of the Texas Margin tax in the accompanying supplemental consolidated balance sheets.

Revenue recognition. The Partnership does not recognize revenues until they are realized or realizable and earned. Revenues are considered realized or realizable and earned when: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the seller's price to the buyer is fixed or determinable and (iv) collectibility is reasonably assured.

The Partnership uses the entitlements method of accounting for oil, NGL and gas revenues. Sales proceeds, if any, in excess of the Partnership's entitlement are included in other liabilities and the Partnership's share of sales taken by others is included in other assets in the balance sheet. The Partnership had no material oil, NGL or gas entitlement assets or liabilities as of June 30, 2009.

Environmental. The Partnership's environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Expenditures that extend the life of the related property or mitigate or prevent future environmental contamination are capitalized. Liabilities are recorded when environmental assessment and/or remediation is probable and the costs can be reasonably estimated. Such liabilities are undiscounted unless the timing of cash payments for the liability is fixed or reliably determinable. At June 30, 2009, the Partnership had no material environmental liabilities.

Allocation of owner's net equity and partners' equity. In accordance with GAAP, the contribution and purchase of the Partnership Properties and other net assets from Pioneer at the time of the 2008 IPO Acquisitions and the 2009 Acquisition were recorded on the Partnership's balance sheet at Pioneer's historic carrying values. Owner’s net equity of $60.9 million included in the Partnership’s accompanying supplemental consolidated balance sheet as of June 30, 2009 represents the carrying values of the Partnership Predecessor’s net assets attributable to the 2009 Acquisition.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2009

(Unaudited)

The Partnership acquired a portion of the Partnership Properties from Pioneer for $163.0 million on the date of the 2008 IPO Acquisitions, which amount exceeded the carrying value of the net assets by $22.5 million. The $140.5 million portion of the Partnership's payment to Pioneer that is attributable to the carrying value of the assets acquired and liabilities assumed in the 2008 IPO Acquisition is reflected as an investing activity in the accompanying consolidated statement of cash flows for the six months ended June 30, 2008. The Partnership's payment to Pioneer of $22.5 million in excess of the carrying value of the associated Partnership Properties is reflected in the accompanying supplemental consolidated statement of cash flows for the six months ended June 30, 2008 as a financing activity.

See Note J for information regarding the carrying values of the assets acquired and liabilities assumed on August 31, 2009 associated with the 2009 Acquisition.

Allocation of costs. The accompanying consolidated financial statements for periods prior to the Offering have been prepared in accordance with SAB Topic 1-B. Under these rules, all direct costs have been included in the accompanying consolidated financial statements. Further, allocations for salaries and benefits, depreciation, rent, accounting and legal services, other general and administrative expenses and other costs and expenses that are not directly identifiable costs have also been included in the accompanying consolidated financial statements. For periods prior to the Offering, Pioneer has allocated general and administrative expenses to the Partnership Predecessor based on the Partnership Properties' share of Pioneer's total production as measured on a per-barrel-of-oil-equivalent basis. In management's estimation, the allocation methodologies used are reasonable and result in an allocation of the cost of doing business incurred by Pioneer on behalf of the Partnership Predecessor.

Net income per common unit. The Partnership calculates net income per common unit in accordance with SFAS No. 128, "Earnings Per Share" ("SFAS 128"). For the six months ended June 30, 2009 and 2008, net income per common unit is calculated by dividing the limited partners' interest in net income by the weighted average number of common units outstanding (representing 30,008,700 common units, comprising 20,521,200 common units held by Pioneer and the 9,487,500 common units issued in the Offering). Prior to the Offering, the Partnership was wholly-owned by Pioneer. Accordingly, net income per common unit for the six month periods ended June 30, 2008 is attributable to net income applicable to the Partnership during the period from the Offering, on May 6, 2008, through June 30, 2008 (which excludes the net income applicable to the Partnership Predecessor’s ownership of the 2009 Acquired Property Interests during that period).

Allocation of net income. The Partnership's net income is allocated to partners' equity accounts in accordance with the provisions of the First Amended and Restated Agreement of Limited Partnership of Pioneer Southwest Energy Partners L.P. (the "Partnership Agreement").

For purposes of calculating net income per common unit, the Partnership allocates net income to its limited partners and its general partner each period under the provisions of Emerging Issues Task Force Issue No. 03-6, "Participating Securities and the Two-Class Method Under FASB Statement No. 128" ("EITF 03-6"). Under the two-class method, the Partnership’s net income is allocated among the general partner’s interest in net income and the limited partners’ interest in net income. Net income per common unit is based upon the limited partners’ interest in net income and weighted average common units outstanding during the periods of calculation.

New accounting pronouncements. In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures" ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measures required under other accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. In February 2008, the FASB issued FASB Staff Position No. 157-2 ("FSP FAS 157-2"). FSP FAS 157-2 delayed the effective date of SFAS 157 for nonfinancial assets and liabilities until fiscal years beginning after November 15, 2008, except for items that were recognized or disclosed at fair value in the financial statements on a recurring basis at least annually. On January 1, 2008, the Partnership adopted the provisions of SFAS 157 as they pertain to financial assets and

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2009

(Unaudited)

liabilities. See Note C for additional information regarding the Partnership's adoption of SFAS 157. On January 1, 2009, the Partnership adopted the provisions of SFAS 157 that were delayed by FSP FAS 157-2.

In December 2007, the FASB issued SFAS No. 141(R), "Business Combinations" ("SFAS 141(R)"). SFAS 141(R) replaced SFAS 141 and provides greater consistency in the accounting and financial reporting of business combinations. SFAS 141(R) requires the acquiring entity in a business combination to recognize all assets acquired and liabilities assumed in the transaction and any noncontrolling interest in the acquired entity at the acquisition date, measured at their fair values as of the date that the acquirer achieves control over the business acquired. This includes the measurement of the acquirer's units or shares issued in consideration for a business combination, the recognition of contingent consideration, the recognition of pre-acquisition contractual and certain non-contractual gain and loss contingencies, the recognition of capitalized research and development costs and the recognition of changes in the acquirer's income tax valuation allowance and deferred taxes. The provisions of SFAS 141(R) also require that restructuring costs resulting from the business combination that the acquirer expects but is not required to incur and costs incurred to effect the acquisition be recognized separate from the business combination. The Partnership became subject to the provisions of SFAS 141(R) on January 1, 2009.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133" ("SFAS 161"). SFAS 161 changed the disclosure requirements for derivative instruments and hedging activities by requiring entities to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance and cash flows. The Partnership adopted the provisions of SFAS 161 on January 1, 2009. See Note H for derivative disclosures provided in accordance with SFAS 133 and SFAS 161.

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" ("SFAS 162"). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements presented in conformity with GAAP. SFAS 162 became effective for the Partnership on November 15, 2008. The adoption of SFAS 162 did not have a significant impact on the Partnership's financial statements.

In June 2008, the FASB issued FASB Staff Position No. EITF 03-6-1 "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities" ("FSP EITF 03-6-1"), which addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the net income allocation in computing basic net income per unit under the two-class method prescribed under SFAS 128. The Partnership adopted the provisions of FSP EITF 03-6-1 on January 1, 2009. All share-based payments of the Partnership’s common units represent grants of outstanding common units by the General Partner. Consequently, the Partnership had no participating share-based payments under the provisions of FSP EITF 03-6-1 during the six months ended June 30, 2009 and 2008.

In December 2008, the SEC released Final Rule, "Modernization of Oil and Gas Reporting" (the "Reserve Ruling"). The Reserve Ruling revises oil and gas reporting disclosures. The Reserve Ruling also permits the use of new technologies to determine proved reserves if those technologies have been demonstrated empirically to lead to reliable conclusions about reserves volumes. The Reserve Ruling will also allow companies to disclose their probable and possible reserves to investors. In addition, the new disclosure requirements require companies to: (i) report the independence and qualifications of its reserves preparer or auditor, (ii) file reports when a third party is relied upon to prepare reserves estimates or conduct a reserves audit and (iii) report oil and gas reserves using an average price based upon the prior 12-month period rather than a year-end price. The Reserve Ruling becomes effective for annual reports on Forms 10-K for fiscal years ending on or after December 31, 2009. During February 2009, the FASB announced a project to amend SFAS No. 19, "Financial Accounting and Reporting by Oil and Gas Producing Companies" ("SFAS 19") to conform to the Reserve Ruling. The Partnership is currently assessing the

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2009

(Unaudited)

impact that adoption of the provisions of the Reserve Ruling will have on its financial position, results of operations and disclosures.

In April 2009, the FASB issued FASB Staff Position No. FAS 107-1 and APB 28-1, "Interim Disclosures about Fair Value of Financial Instruments" ("FSP FAS 107-1"), which amends FASB Statement No. 107, "Disclosures about Fair Value of Financial Instruments" and Accounting Principles Board Opinion No. 28, "Interim Financial Reporting". FSP FAS 107-1 requires fair value disclosures by publicly traded companies of financial instruments for interim reporting purposes. The Partnership adopted FSP FAS 107-1 in the second quarter of 2009. See Note C for disclosures about the fair values of the Partnership's financial instruments.

In April 2009, the FASB issued FASB Staff Position No. FAS 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly" ("FSP FAS 157-4"), which provides additional guidelines for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability have decreased and guidance on identifying circumstances that indicate a transaction is not orderly. FSP FAS 157-4 was adopted by the Partnership during the second quarter of 2009 and did not have a material impact on the Partnership's fair value measurements.

In May 2009, the FASB issued SFAS No. 165, "Subsequent Events" ("SFAS 165"). SFAS 165 provides additional guidelines for disclosing subsequent events in an issuer's financial statements and further requires an issuer to disclose a finite time period for which the company has evaluated subsequent events. SFAS 165 was adopted by the Partnership during the second quarter of 2009 and did not have a significant impact on the Partnership's recognition or disclosure of subsequent events.

In June 2009, the FASB issued SFAS No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles" ("SFAS 168"). SFAS 168 replaces SFAS 162 and identifies the sources of accounting guidance and the framework for selecting the principles to be used in the preparation of financial statements presented in conformity with GAAP. On the effective date of SFAS 168, the codification prescribed in SFAS 168 will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in SFAS 168 will become non-authoritative. SFAS 168 is effective for interim and annual reporting periods ending after September 15, 2009 and is not expected to have a significant impact on the Partnership's financial statements.

NOTE C.	Disclosures About Fair Value of Financial Instruments

The valuation framework of SFAS 157 is based upon inputs that market participants use in pricing an asset or liability, which are classified into two categories: observable inputs and unobservable inputs. Observable inputs represent market data obtained from independent sources, whereas unobservable inputs reflect a company's own market assumptions, which are used if observable inputs are not reasonably available without undue cost and effort. These two types of inputs are further prioritized into the following fair value input hierarchy:

•	Level 1 – quoted prices for identical assets or liabilities in active markets.
•

Level 2 – quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g. interest rates); and inputs derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 – unobservable inputs for the asset or liability.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2009

(Unaudited)

The fair value input hierarchy level to which an asset or liability measurement in its entirety falls is determined based on the lowest level input that is significant to the measurement in its entirety. The following table presents the Partnership's financial assets that are measured at fair value on a recurring basis as of June 30, 2009, for each of the fair value input hierarchy levels:

	Fair Value Measurements at Reporting Date Using
	Quoted Prices In	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable	Fair Value at
	Assets	Inputs	Inputs	June 30,
	(Level 1)	(Level 2)	(Level 3)	2009
	(in thousands)
Assets:
Commodity derivative contracts	$-	$61,444	$7,227	$68,671
Liabilities:
Commodity derivative contracts	$-	$382	$-	$382

The Partnership's commodity price derivative assets that are classified as Level 3 in the fair value hierarchy at June 30, 2009 represented NGL derivative contracts. The following table presents the changes in the fair values of the Partnership's commodity price derivative assets classified as Level 3 in the fair value hierarchy:

Fair Value Measurements Using Significant	Six Months Ended
Unobservable Inputs (Level 3)	June 30, 2009
(in thousands)
Assets (liabilities):
Beginning balance	$13,828
Settlements	(3,499)
Total gains (losses):
Included in earnings - realized (a)	(252)
Included in earnings - unrealized	(2,018)
Included in other comprehensive income	(832)
Ending balance	$7,227

______

(a)

For periods prior to February 1, 2009, the hedge-effective portion of realized gains and losses on commodity hedge derivatives are included in oil, NGL and gas revenues in the accompanying supplemental consolidated statements of operations. For periods beginning February 1, 2009, changes in fair value are included in derivative loss, net in the accompanying supplemental consolidated statements of operations.

Commodity derivative instruments. The Partnership's commodity derivative assets and liabilities represent oil, NGL and gas swap and collar contracts. All of the Partnership's oil and gas derivative asset and liability measurements represent Level 2 inputs in the hierarchy priority. The Partnership's NGL derivative asset measurements represent Level 3 inputs in the hierarchy priority.

Oil derivatives. The Partnership's oil derivatives are swap and collar contracts for notional barrels ("Bbls") of oil at fixed (in the case of swaps contracts) or interval (in the case of collar contracts) NYMEX West Texas Intermediate ("WTI") oil prices. Commodity derivative asset values are determined, in part, by utilization of the derivative counterparties' credit-adjusted risk-free rates, and commodity derivative liability values are determined, in part, by utilization of the Partnership's credit-adjusted risk-free rate. The counterparties' credit-adjusted risk-free

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2009

(Unaudited)

rates are based on independent market-quoted credit default swap rate curves for the counterparties' debt plus the United States Treasury Bill yield curve as of June 30, 2009. The Partnership's credit-adjusted risk-free rate curve is based on independent market-quoted forward LIBOR curves plus 250 basis points, representing the Partnership's estimated borrowing rate if it were to finance future settlements. The asset transfer values attributable to the Partnership's oil derivative instruments as of June 30, 2009 are based on (i) the contracted notional volumes, (ii) independent active NYMEX futures price quotes for WTI oil, (iii) the applicable credit-adjusted risk-free rate yield curve and (iv) the implied rate of volatility inherent in the collar contracts. The implied rates of volatility inherent in the Partnership's collar contracts were determined based on independent third-party volatility quotes that were corroborated against other independent third-party volatility quotes. The volatility factors are not considered significant to the fair values of the collar contracts since intrinsic and time values are the principal components of the collar values.

NGL derivatives. The Partnership's NGL derivatives are swap contracts for notional blended Bbls of Mont Belvieu-posted-price NGLs. The asset values attributable to the Partnership's NGL derivative instruments are based on (i) the contracted notional volumes, (ii) average independent broker-supplied forward Mont Belvieu-posted-price quotes and (iii) the applicable credit-adjusted risk-free rate yield curve. NGL swap contracts are not as actively traded as oil and gas derivative contracts. Consequently, fair values determined on the basis of average independent broker-supplied forward Mont Belvieu-posted-price quotes may be less reliable than independent broker-supplied forward price quotes of more actively-traded commodities.

Gas derivatives. The Partnership's gas derivatives are swap contracts for notional MMBtus of gas contracted at various posted price indexes, including NYMEX Henry Hub ("HH") swap contracts coupled with basis swap contracts that convert the HH price index point to Permian Basin index prices. The asset and liability values attributable to the Partnership's gas derivative instruments are based on (i) the contracted notional volumes, (ii) independent active NYMEX futures price quotes for HH gas, (iii) averages of forward posted price quotes supplied by independent brokers who are active in buying and selling gas derivative contracts at the indexes other than HH and (iv) the applicable credit-adjusted risk-free rate yield curve.

The Partnership corroborated independent broker-supplied forward gas price quotes by comparing price quote samples to alternate observable market data.

The carrying value of the Partnership's cash and cash equivalents, accounts receivable, other current assets, accounts payable and other current liabilities approximate fair value due to the short maturity of these instruments.

NOTE D.       Income Taxes

The Partnership's income tax provisions, which amounts were entirely attributable to the Texas Margin tax (which currently approximates one percent of the Partnership's taxable income apportioned to Texas), consisted of the following for the six months ended June 30, 2009 and 2008:

	Six Months Ended June 30,
	2009	2008
	(in thousands)
Current tax provisions:
U.S. state	$(255)	$(621)
Deferred tax benefit (provision):
U.S. state	137	(56)
	$(118)	$(677)

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2009

(Unaudited)

The Partnership's deferred tax attributes represented noncurrent assets of $360 thousand as of June 30, 2009 and current liabilities of $370 thousand as of June 30, 2009.

The Partnership applies the provisions of FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized and prescribes a recognition threshold and measurement methodology for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. As of June 30, 2009, the Partnership had no material unrecognized tax benefits (as defined in FIN 48). The Partnership does not expect to incur interest charges or penalties related to its tax positions, but if such charges or penalties are incurred, the Partnership's policy is to account for interest charges as interest expense and penalties as other expense in the consolidated statements of operations.

NOTE E.       Asset Retirement Obligations

The Partnership's asset retirement obligations primarily relate to the future plugging and abandonment of wells and related facilities. The Partnership does not provide for a market risk premium associated with asset retirement obligations because a reliable estimate cannot be determined. The Partnership has no assets that are legally restricted for purposes of settling asset retirement obligations.

The following table summarizes the Partnership's asset retirement obligation transactions during six months ended June 30, 2009 and 2008:

	Six Months Ended June 30,
	2009	2008
	(in thousands)

Beginning asset retirement obligations (a)	$6,427	$1,957
Net wells placed on production and changes in estimates	-	6
Liabilities settled	(389)	(92)
Accretion of discount	242	72
Ending asset retirement obligation	$6,280	$1,943

___________

(a) The change in the asset retirement obligations balance from the prior period is primarily due to lower year-end prices for oil, NGLs and gas being used to calculate proved reserves at December 31, 2008, which had the effect of shortening the economic life of many wells, thus increasing the present value of future retirement obligations.

NOTE F.	Long-term Debt

In May 2008, the Partnership entered into the $300 million revolving credit facility (the "Credit Facility"). As of June 30, 2009, there were no outstanding borrowings under the Credit Facility.

The Credit Facility contains certain financial covenants, including (i) the maintenance of a quarter end consolidated leverage ratio (representing a ratio of consolidated indebtedness of the Partnership to consolidated earnings before depreciation, depletion and amortization; impairment of long-lived assets; exploration expense; accretion of discount on asset retirement obligations; interest expense; income taxes; gain or loss on the disposition of assets; noncash commodity derivative related activity; and noncash equity-based compensation, "EBITDAX") of not more than 3.5 to 1.0, (ii) an interest coverage ratio (representing a ratio of EBITDAX to interest expense) of not less than 2.5 to 1.0 and (iii) the maintenance of a ratio of the net present value of the Partnership's projected future cash flows from its oil and gas assets to total debt of at least 1.75 to 1.0. Because of the net present value covenant, borrowing capacity under the Credit Facility was limited to approximately $190 million as of June 30, 2009. The Partnership was in compliance with all of its debt covenants as of June 30, 2009.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2009

(Unaudited)

See Note J for information about Credit Facility borrowings during 2009, which partially funded the 2009 Acquisition.

NOTE G.       Commitments and Contingencies

Volumetric Production Payments. The Partnership's title to a substantial portion of the Partnership Properties is burdened by a volumetric production payment ("VPP") commitment of Pioneer. During April 2005, Pioneer entered into a volumetric production payment agreement, pursuant to which it sold 7.3 million barrels of oil equivalent ("MMBOE") of proved reserves in the Spraberry field. The VPP obligation required the delivery by Pioneer of specified quantities of gas through December 2007 and requires the delivery of specified quantities of oil through December 2010. Pioneer's VPP agreement represents limited-term overriding royalty interests in oil and gas reserves that: (i) entitle the purchaser to receive production volumes over a period of time from specific lease interests; (ii) do not bear any future production costs and capital expenditures associated with reserves; (iii) are nonrecourse to Pioneer (i.e., the purchaser's only recourse is to the assets acquired); (iv) transfer title of the assets to the purchaser; and (v) allow Pioneer or the Partnership, as the case may be, to retain the assets after the VPP's volumetric quantities have been delivered.

Pioneer has agreed that production from its retained properties subject to the VPP will be utilized to meet the VPP obligation prior to utilization of production from the Partnership Properties subject to the VPP. If any production from the interests in the properties that the Partnership owns is required to meet the VPP obligation, Pioneer has agreed that it will either (i) make a cash payment to the Partnership for the value of the production (computed by taking the volumes delivered to meet the VPP obligation times the price the Partnership would have received for the related volumes, plus any out-of-pocket expenses or other expenses or losses incurred by the Partnership in connection with the delivery of such volumes) required to meet the VPP obligation or (ii) deliver to the Partnership volumes equal to the volumes delivered pursuant to the VPP obligation. Accordingly, the VPP obligation is not expected to affect the liquidity of the Partnership. If Pioneer were to default in its obligation with respect to the Partnership's volumes to be delivered pursuant to the VPP obligation, the decrease in the Partnership's production would result in a decrease in the Partnership's cash available for distribution.

Oil production from Pioneer's retained interest in the properties subject to the VPP obligation during the six months ended June 30, 2009 and 2008 was not adequate to meet the VPP obligation and a portion of the Partnership Predecessor's production was utilized to fund the VPP obligation. Accordingly, the accompanying supplemental consolidated financial statements, for the six months ended June 30, 2009 and 2008, do not include oil revenues of $344 thousand and $86 thousand, respectively, that would have been recognized absent the VPP obligation. The production associated with the excluded oil revenue was 5,221 Bbls and 645 Bbls for the six months ended June 30, 2009 and 2008, respectively.

NOTE H.	Derivative Financial Instruments

The Partnership uses financial derivative contracts to manage exposures to commodity price fluctuations. The Partnership generally does not enter into derivative financial instruments for speculative or trading purposes. The Partnership’s production may also be sold under physical delivery contracts that effectively provide commodity price hedges. Because physical delivery contracts are not expected to be net cash settled, they are considered to be normal sales contracts and not derivatives. Therefore, physical delivery contracts are not recorded in the financial statements.

On May 6, 2008, novation agreements were entered into among Pioneer, the Partnership and certain derivative instrument counterparties, which transferred Pioneer's rights and responsibilities under certain derivative instruments to the Partnership. As of May 6, 2008, the aggregate fair value of the derivative instruments novated to the Partnership represented a liability of approximately $37.2 million. Changes in the fair values of the derivative instruments from May 6, 2008 through January 31, 2009 (the date upon which the derivative instruments were

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2009

(Unaudited)

de-designated as hedges), to the extent that they were effective as hedges of the designated commodity price risk, were deferred and are being recognized in the Partnership's earnings in the same periods as the forecasted sales that they hedged. During the six months ended June 30, 2009, the Partnership's net gains attributable to the novated derivative instruments included noncash revenue of $7.8 million. See Note J for information regarding novation agreements entered into during August 2009 in connection with the 2009 Acquisition.

The following table provides the remaining scheduled settlements of the novated hedge liability, but excludes changes in the fair values of the derivative instruments subsequent to the novation date:

	2009
	Third	Fourth
	Quarter	Quarter	2010
	(in thousands)

Oil	$3,185	$3,185	$8,528
NGL	344	344	948
Gas	440	440	684
Total	$3,969	$3,969	$10,160

All derivatives are recorded in the Partnership’s consolidated balance sheets at their estimated fair values. Fair value is generally determined based on the difference between the fixed contract price and the underlying market price at the determination date. Changes in the fair value of effective cash flow hedges were recorded as a component of AOCI – Hedging, which is later transferred to earnings when the hedged transaction occurs. Changes in the fair value of derivatives that are not designated as hedges, as well as the ineffective portion of the hedge derivatives, are recorded in earnings. The ineffective portion is calculated as the difference between the change in the fair value of the derivative and the estimated change in cash flows from the item hedged. Cash inflows and outflows attributable to the Partnership’s commodity derivatives are included in net cash provided by operating activities in the Partnership’s accompanying supplemental consolidated statement of cash flows for the six months ended June 30, 2009 and 2008.

Cash flow hedges and derivative price risk management. The Partnership primarily utilizes commodity swap and collar contracts to (i) reduce the impact on the Partnership's net cash provided by operating activities from the price volatility of the commodities the Partnership produces and sells and (ii) help sustain unitholder distributions. Pioneer did not designate derivative hedges to forecasted sales at the well level. Consequently, the Partnership’s consolidated financial statements for periods prior to the Offering do not include the recognition of hedge gains or losses or derivative assets or liabilities.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2009

(Unaudited)

         Oil prices. All material physical sales contracts governing the Partnership's oil production have been tied directly or indirectly to NYMEX prices. The following table sets forth the volumes in Bbls under outstanding oil derivative contracts and the weighted average NYMEX prices per Bbl for those contracts as of June 30, 2009:

	Six Months
	Ending
	December 31,	Year Ended December 31,
	2009	2010	2011
Oil Derivatives (a):
Average daily notional Bbl volumes:
Swap contracts:
Volume (Bbl)	2,500	2,000	-
Price per Bbl	$99.26	$98.32	$-
Collar contracts:
Volume (Bbl)	-	-	2,000
Price per Bbl
Ceiling	-	-	$170.00
Floor	-	-	$115.00

______

(a)

Subsequent to June 30, 2009 and as of August 31, 2009, the Partnership entered into additional non-hedge (i) swap contracts for 750 Bbls per day of the Partnership’s fourth quarter 2009 production at an average price of $69.35 per Bbl, 500 Bbls per day of the Partnership’s 2010 production at an average price of $73.45 per Bbl, 750 Bbls per day of the Partnership’s 2011 production at an average price of $77.25 per Bbl, 3,000 Bbls per day of the Partnership’s 2012 production at an average price of $79.32 per Bbl and 3,000 Bbls per day of the Partnership’s 2013 production at an average price of $81.02 per Bbl (ii) three-way collars for 1,000 Bbls per day of the Partnership’s 2010 production with call, put and short put per Bbl prices of $87.75, $70.00 and $55.00, respectively, 1,000 Bbls per day of the Partnership’s 2011 production with call, put and short put per Bbl prices of $99.60, $70.00 and $55.00, respectively, 1,000 Bbls per day of the Partnership’s 2012 production with call, put and short put per Bbl prices of $103.50, $80.00 and $65.00, respectively, and 1,000 Bbls per day of the Partnership’s 2013 production with call, put and short put per Bbl prices of $111.50, $83.00 and $68.00, respectively.

The Partnership reports average oil prices per Bbl including the effects of oil quality adjustments and the net effect of oil hedges (for periods subsequent to the Offering). The following table sets forth (i) the Partnership's oil prices, both reported (including hedge results) and realized (excluding hedge results), and (ii) the net effect of oil price hedges on oil revenue for the six months ended June 30, 2009 and 2008:

	Six Months Ended June 30,
	2009	2008

Average price reported per Bbl	$88.15	$107.33
Average price realized per Bbl	$46.70	$109.82
Increase (decrease) to oil revenue from	$28,576	$(1,827)
hedging activity (in thousands)

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2009

(Unaudited)

         Natural gas liquids prices. All material physical sales contracts governing the Partnership's NGL production have been tied directly or indirectly to Mont Belvieu-posted-prices. The following table sets forth the volumes in Bbls under outstanding NGL derivative contracts and the weighted average Mont Belvieu-posted-prices per Bbl for those contracts as of June 30, 2009:

	Six Months
	Ending	Year Ending
	December 31,	December 31,
	2009	2010
NGL Derivatives (a):
Average daily notional Bbl volumes:
Swap contracts:
Volume (Bbl)	750	750
Price per Bbl	$53.80	$52.52

______

(a)

Subsequent to June 30, 2009 and as of August 31, 2009, the Partnership entered into additional non-hedge swap contracts for 750 Bbls per day of the Partnership’s 2011 production at an average price of $34.65 per Bbl and 750 Bbls per day of the Partnership’s 2012 production at an average price of $35.03 per Bbl.

The Partnership reports average NGL prices per Bbl including the effects of NGL quality adjustments and the net effect of NGL hedges (for periods subsequent to the Offering). The following table sets forth (i) the Partnership's NGL prices, both reported (including hedge results) and realized (excluding hedge results) and (ii) the net effect of NGL price hedges on NGL revenue for the six months ended June 30, 2009 and 2008:

	Six Months Ended June 30,
	2009	2008

Average price reported per Bbl	$36.66	$48.28
Average price realized per Bbl	$21.23	$49.01
Increase (decrease) to NGL revenue from	$4,136	$(192)
hedging activity (in thousands)

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2009

(Unaudited)

         Gas prices. The Partnership employs a policy of managing price risk for a portion of its gas production based on the index price upon which the gas is actually sold in order to mitigate the basis risk between NYMEX prices and actual index prices, or based on NYMEX prices if NYMEX prices are highly correlated with the index price. The following table sets forth the volumes in MMBtus under outstanding gas derivative contracts and the weighted average index prices per MMBtu for those contracts as of June 30, 2009:

	Six Months
	Ending	Year Ending
	December 31,	December 31,
	2009	2010
Gas Derivatives (a):
Average daily notional MMBtu volumes:
Swap contracts:
Volume (MMBtu)	2,500	2,500
Price per MMBtu	$8.52	$8.14

______

(a)

Subsequent to June 30, 2009 and as of August 31, 2009, the Partnership entered into additional non-hedge swap contracts for 2,500 MMBtu per day of the Partnership’s fourth quarter 2009 production at an average price of $4.48 per MMBtu, 2,500 MMBtu per day of the Partnership’s 2010 production at an average price of $5.87 per MMBtu, 2,500 MMBtu per day of the Partnership’s 2011 production at an average price of $6.65 per MMBtu, 2,500 MMBtu per day of the Partnership’s 2012 production at an average price of $6.77 per MMBtu and 2,500 MMBtu per day of the Partnership’s 2013 production at an average price of $6.89 per MMBtu.

The Partnership reports average gas prices per Mcf including the effects of Btu content, gas processing, shrinkage adjustments and the net effect of gas hedges (for periods subsequent to the Offering). The following table sets forth (i) the Partnership's gas prices, both reported (including hedge results) and realized (excluding hedge results) and (ii) the net effect of gas price hedges on gas revenue for the six month periods ended June 30, 2009 and 2008:

	Six Months Ended June 30,
	2009	2008

Average price reported per Mcf	$5.21	$7.00
Average price realized per Mcf	$2.72	$6.96
Increase to gas revenue from	$2,866	$45
hedging activity (in thousands)

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2009

(Unaudited)

         Tabular disclosures about derivative instruments. Effective February 1, 2009, the Partnership discontinued hedge accounting on all existing commodity derivative instruments, and since that date has accounted for derivative instruments using the mark-to-market accounting method. Consequently, all of the Partnership’s commodity derivatives were non-hedge derivatives as of June 30, 2009. The following tables provide tabular disclosures of the Partnership's commodity derivative instruments:

Fair Value of Derivative Instruments
as of June 30, 2009

Asset Derivatives		Liability Derivatives

Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
	(in thousands)		(in thousands)

Derivatives - current	$29,363	Derivatives - current	$266
Derivatives - noncurrent	39,308	Derivatives - noncurrent	116
Total derivatives not designated as hedging instruments under SFAS 133	$68,671		$382

Effect of Derivative Instruments on the Consolidated Statement of Operations

	Amount of Gain (Loss) Recognized in OCI on Derivative (Effective Portion)

Derivatives in SFAS 133 Cash Flow Hedging Relationships	Six Months Ended
	June 30,
	2009	2008
	(in thousands)

Commodity contracts	$11,235	$(62,125)

	Amount of Gain (Loss) Reclassified from AOCI into Income (Effective Portion)

Location of Gain (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Six Months Ended
	June 30,
	2009	2008
	(in thousands)

Oil and gas revenues	35,578	(1,974)

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2009

(Unaudited)

		Amount of (Gain) Loss Recognized in Income on Derivative

Derivatives Not Designated as Hedging Instruments under SFAS 133
	Location of Loss Recognized in Income on Derivatives	Six Months Ended
		June 30,
		2009	2008
		(in thousands)

Commodity contracts	Derivative loss, net	$32,460	$-

AOCI - Hedging. The fair value of the effective portion of the derivative contracts on January 31, 2009 is reflected in AOCI-Hedging and is being transferred to oil and gas revenue over the remaining term of the derivative contract. In accordance with the mark-to-market method of accounting, the Partnership will recognize all future changes in the fair values of its derivative contracts as gains or losses in the earnings of the period in which they occur.

As of June 30, 2009, AOCI - Hedging represented net deferred gains of $118.6 million and associated deferred tax provisions of $847 thousand as of June 30, 2009.

During the twelve months ending June 30, 2010, the Partnership expects to reclassify approximately $58.6 million of net deferred hedge gains and approximately $586 thousand of deferred Texas Margin tax provisions associated with derivative contracts from AOCI - Hedging to commodity revenues and income tax provisions, respectively.

Discontinued commodity hedges. At the time of hedge discontinuation, the amounts recorded in AOCI – Hedging were maintained and are being transferred to earnings in the periods during which the hedged transactions are recorded.

The following table sets forth, as of June 30, 2009, the scheduled transfers of the net deferred gains on discontinued commodity hedges that will be recognized as increases to the Partnership's future oil and gas revenues (see the table on page 18, which provides the noncash portions of the deferred gains scheduled below):

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Total
	(in thousands)

2009 net deferred hedge gains			$17,728	$17,724	$35,452
2010 net deferred hedge gains	$11,511	$11,638	$11,766	$11,766	$46,681
2011 net deferred hedge gains	$8,998	$9,097	$9,197	$9,197	$36,489

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2009

(Unaudited)

NOTE I.       Related Party Transactions

Related party charges. In accordance with standard industry operating agreements and the various agreements entered into between the Partnership and Pioneer in connection with the Offering, the Partnership incurred the following charges from Pioneer during the six months ended June 30, 2009 and 2008:

	Six Months Ended
	June 30,
	2009	2008

Producing well overhead (COPAS) fees	4,174	$1,382
Payment of lease operating and supervision charges	3,259	548
General and administrative expenses	877	381
Total	$8,310	$2,311

As of June 30, 2009, the Partnership's accounts payable – due to affiliates balances in the accompanying supplemental consolidated balance sheet amounted to $365 thousand. The balance as of June 30, 2009 is comprised primarily of general and administrative expenses.

As of June 30, 2009, the Partnership has $710 thousand of income taxes payable to affiliate recorded in the accompanying supplemental consolidated balances sheet, representing amounts due to Pioneer under the tax sharing agreement between Pioneer and the Partnership.

The General Partner awarded 12,909 and 12,630 restricted common units to directors during the six months ended June 30, 2009 and 2008, respectively, under the Pioneer Southwest Energy Partners L.P. 2008 Long-Term Incentive Plan. Associated therewith, the Partnership recognized $91 thousand and $27 thousand of general and administrative expense during the six months ended June 30, 2009 and 2008, respectively.

NOTE J.       Subsequent Events

In accordance with SFAS 165, the Partnership has evaluated subsequent events through October 17, 2009, the date the unaudited supplemental consolidated financial statements were available to be issued.

Distribution declaration. In July 2009, the Partnership declared a cash distribution of $0.50 per common unit for the period from April 1, 2009 to June 30, 2009. The distribution was paid on August 12, 2009 to unitholders of record at the close of business on August 4, 2009. Associated therewith, the Partnership paid $15.0 million of aggregate distributions.

Acquisition. As described in Note A, on August 31, 2009, Pioneer Southwest LLC completed the 2009 Acquisition.

The total consideration attributable to the 2009 Acquisition was $169.6 million in cash, including estimated customary closing adjustments, the novation by Pioneer USA to Pioneer Southwest LLC of certain associated commodity price derivative positions, and the assumption by Pioneer Southwest LLC of certain other liabilities. The Partnership funded the acquisition with $31.6 million of cash on hand and $138.0 million of borrowings under the Credit Facility. After these borrowings, the Partnership had approximately $135 million of available borrowing capacity under the Credit Facility.

The carrying value of the assets acquired and liabilities assumed in the 2009 Acquisition was $56.9 million, including the fair value of novated commodity derivative obligations and incremental deferred income tax assets

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2009

(Unaudited)

attributable to the transaction, and will be presented as a net reduction to the limited partner's interest of Pioneer in the Partnership’s consolidated statement of partners' equity in future periods.

The following table provides Pioneer's carrying values in the assets acquired and (liabilities assumed) in the 2009 Acquisition (in thousands):

Accounts receivable	$2,309
Inventories	74
Proved oil and gas properties	80,160
Accumulated depletion, depreciation and amortization	(19,482)
Accounts payable - trade	(1,067)
Asset retirement obligations	(732)
Deferred income tax assets	(328)
Owner's net equity allocated	60,934

Derivative obligations, net	(5,225)
Deferred income taxes	1,151
56,860

Cash paid for net assets	169,624
Value in excess of carrying value	$112,764

On August 31, 2009, novation agreements were entered into among Pioneer, the Partnership and certain derivative instrument counterparties, which transferred Pioneer's rights and responsibilities under certain derivative instruments to the Partnership. As of August 31, 2009, the aggregate fair value of the derivative instruments novated to the Partnership represented a net liability of approximately $5.2 million. The novation of the derivative obligations was recorded as a reduction of Pioneer's limited partners' equity.

Pursuant to the Purchase and Sale Agreement entered into to purchase the 2009 Acquired Property Interests, Pioneer Southwest LLC and Pioneer USA entered into an Omnibus Operating Agreement (the "2009 Omnibus Operating Agreement") and an operating agreement (the "2009 Operating Agreement") relating to Pioneer USA’s operations on behalf of Pioneer Southwest LLC. Additionally, Pioneer Southwest LLC and Pioneer USA amended their existing Omnibus Operating Agreement (the "IPO Omnibus Operating Agreement") and operating agreement (the "IPO Operating Agreement") that were entered into at the time of the 2008 IPO Acquisition to provide that certain Partnership properties formerly governed by those agreements (those that are no longer limited to wellbore interests) will now be governed by the 2009 Omnibus Operating Agreement and the 2009 Operating Agreement, and to provide that certain of the 2009 Acquired Property Interests (those that are limited to wellbore interests) will be governed by the IPO Omnibus Operating Agreement and the IPO Operating Agreement. Similar to the IPO Omnibus Operating Agreement, the 2009 Omnibus Operating Agreement places restrictions and limitations on Pioneer Southwest LLC’s ability to exercise certain rights that would otherwise be available to it under the 2009 Operating Agreement. For example, Pioneer Southwest LLC will be restricted in its ability to remove Pioneer USA as the operator of Pioneer Southwest LLC’s properties; Pioneer USA’s proposed operations will take precedence over any conflicting operations that Pioneer Southwest LLC proposes; and Pioneer Southwest LLC will allow Pioneer USA to use certain of Pioneer Southwest LLC’s production facilities in connection with other properties operated by Pioneer USA, subject to capacity limitations. Pursuant to the 2009 Operating Agreement, Pioneer Southwest LLC will pay Pioneer USA COPAS Fees. Pioneer Southwest LLC will also pay Pioneer USA for its direct and indirect expenses that are chargeable to the assets covered by the 2009 Operating Agreement.